UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 4, 2008
CLOUDTECH SENSORS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-30278 (Commission File No.)	75-2035917 (IRS Employer ID No.)
13 Laetita Lane
Pennsylvania 19350
(Address of Principal Executive Offices)
(610) 255-5678
Registrant’s Telephone Number, Including Area Code:
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
     On Friday, January 4, 2008, Cloudtech Sensors Inc. (the “Company”) received an Order of Suspension of Trading from the Securities and Exchange Commission (the “Commission”). The Commission ordered, pursuant to Section 12(k) of the Securities and Exchange Act of 1934, that trading for the Company would be suspended for the period from 9:30 a.m. EST on January 4, 2008, through 11:59 p.m. EST on January 17, 2008 (the “Order”) because there was a lack of current and adequate information concerning the securities of the Company as the Company had not filed periodic reports since December 31, 2000.
     The Company was formerly served with an Order Instituting Proceedings and Notice of Hearing on Monday, January 7, 2008, and it has ten calendar days to respond to the Order. The Company is diligently working on answering the Commission’s concerns, and it is using commercially reasonable efforts to bring the Company into full compliance with applicable securities laws by completing its audited financials and required periodic reports as quickly as possible. At this time, there can be no assurance that the Company will be able to regain compliance and resume trading after January 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUDTECH SENSORS, INC.
Date: January 7, 2008	By:	/s/ James L. Trichon
		Name:	James L. Trichon
		Title:	President and Chief Executive Officer